BankAtlantic Bancorp Reports Earnings
For The First Quarter 2005

FORT LAUDERDALE, Florida – April 19, 2005 — BankAtlantic Bancorp, Inc. (NYSE: BBX) today announced financial results for the first quarter ended March 31, 2005. Net income was $19.9 million for the quarter vs. $20.5 million earned in the corresponding period in 2004. The 2004 quarter included a $14.7 million after-tax gain recognized in connection with a litigation settlement and $7.6 million of after-tax costs associated with the prepayment of certain high cost debt. Excluding the effect of these items, net income in the first quarter 2004 would have been $13.4 million, compared to $19.9 million in the current quarter, an increase of 49%. Diluted net income per share decreased 3% to $0.31, compared to $0.32 in the prior quarter; and excluding the two items discussed above, diluted earnings per share would have increased 48% to $0.31, up from $0.21 in the first quarter, 2004.

     Alan B. Levan, Chairman and Chief Executive Officer of BankAtlantic Bancorp commented, “We are very pleased with the quarter’s results. BankAtlantic’s growth in new low-cost deposits continued at rates among the highest in our industry, asset quality remained very high, and our momentum continues to be truly excellent. Further, Ryan Beck & Co. delivered solid results.

Additional accomplishments and highlights include:

BankAtlantic:

     “BankAtlantic’s landmark ‘Florida’s Most Convenient Bank’ initiative continues to result in impressive growth in new customer generation. Since January 2002, BankAtlantic has opened nearly 465,000 new checking and savings accounts, including nearly 55,000 in the first quarter of 2005. Balances in low cost deposits increased 25% over the first quarter of 2004 to a total of $1.9 billion at quarter-end, and on a “same store” basis, the increase was 27%. At December 31, 2001, immediately preceding the initiation of the ‘Florida’s Most Convenient Bank’ program, BankAtlantic had $602 million in low cost deposits. Non-interest bearing demand deposits now constitute 26% of deposit funding, up from 24% a year ago, and 13% before the initiation of the program. The sustained growth in core deposits continues to exceed our initial goals and reinforces our belief that customers place a high value on the unique and unparalleled convenience offered by BankAtlantic.

Following is the comparative data of Period-end Balances:

Period-end Balances
Annual, Year-over-Year

(In Millions)

	2004	2003	Change
Checking (DDA/NOW)	$1,549.1	$1,179.2	+31.4%
Savings	$270.0	$209.0	+29.2%
Total	$1,819.1	$1,388.2	+31.0%

Quarterly, Year-over-Year

(In Millions)

	1Q'05	1Q'04	Change
Checking (DDA/NOW)	$1,637.1	$1,316.1	+24.4%
Savings	$296.5	$233.8	+26.8%
Total	$1,933.6	$1,549.9	+24.8%

     “The tax equivalent net interest margin improved to 3.88% in the first quarter of 2005 vs. 3.73% in the first quarter 2004, but down slightly from the 3.91% in the fourth quarter 2004. The decline from the 2004 fourth quarter net interest margin is attributable to acquisitions of securities and residential loans made late in that quarter, and offsets what we believe to be good fundamental growth in our margin from core banking activities. The core net interest margin reflects the growth in our low cost deposits and higher yields on commercial, consumer, and small business loans. Although a shift in the slope of the yield curve could moderate further margin improvement, we believe BankAtlantic is capable of achieving gradual further margin improvement in a rising interest rate environment.

     “Asset quality continued to be positive with the ratio of non-performing loans to total loans declining from 0.17% at December 31, 2004 to 0.14% at March 31, 2005. During the quarter, the Bank had net recoveries of $948,000 vs. net recoveries of $647,000 for the first quarter of 2004. The primary contributor to the net recovery for the quarter was a $1.1 million partial recovery of a loan charged off in 2003. The net recoveries, coupled with continuing asset quality improvement, the continued liquidation of discontinued loan portfolios, and the repayment of a large classified loan resulted in a negative provision for the quarter of $3.9 million vs. a negative provision in the first quarter of 2004 of $859,000.

     “Loan production remained strong, with loan totals growing 27% to $4.7 billion in the first quarter 2005, vs. $3.7 billion at March 31, 2004. Average consumer loans grew 30%, and average small business loans were up 13% in the first quarter. Residential loan purchases in the second half of 2004 led to a large year-over-year increase in those loans.

     “In January, BankAtlantic commenced several new initiatives — a new program of ‘midnight hours’ at selected stores, extended hours in all locations, and ‘Totally Free Online Banking & Bill Pay.’ The ‘midnight hours’ provide customers with full-service banking at times convenient to their busy schedules by staying open 7 days a week from 7:30 a.m. to midnight. We have five stores that are open until midnight, selected on the basis of demographics that we believe will find this convenience especially attractive. Earlier this quarter, we announced that beginning Labor Day, 2005, all BankAtlantic stores, with the exception of the five Midnight locations, will be open from 7:30 AM to 8:00 PM for lobby and drive-up services six days a week, Monday through Saturday, and 11:00 AM to 4:00 PM on Sundays. BankAtlantic’s ‘Totally Free Online Banking & Bill Pay’ is free for small business and retail customers, has no additional fees and no restrictions on the number of payments, and makes account management and monthly bill paying both affordable and convenient.

     “During the quarter we launched the latest addition to the BankAtlantic ATM fleet. In partnership with Cunard, one of the world’s largest international cruise lines, the BankAtlantic network of ATM’s now includes ports of call around the globe aboard the Queen Mary 2. The addition of Cunard Lines brings BankAtlantic’s cruise ship ATM business into five of the largest cruise lines serving the United States.

     The previously announced regulatory compliance issue, involving deficiencies in our compliance with the USA Patriot Act, the Bank Secrecy Act and related anti-money laundering laws, continues to require bank resources and considerable management focus. We believe that we have taken significant corrective action in respect to identified deficiencies, and are now operating with increased staff levels and enhanced systems capabilities. Resolution of the issues raised by the deficiencies identified remains uncertain. The possibility of regulatory action, including significant financial penalties, and restrictions on BankAtlantic’s operations may be imposed, and no estimate of a date for resolution of this matter can be given. A more detailed discussion of this matter is contained below under “Compliance Matter.”

Ryan Beck & Co.:

     “For the first quarter 2005, Ryan Beck & Co. reported operating revenues of $57.6 million, and net income of $2.5 million. Return on average tangible equity was 11.9% for the first quarter 2005 vs. 28.3% in the first quarter 2004. Revenues from Ryan Beck & Co.’s Private Client Group were $38.9 million in the first quarter 2005, vs. $43.9 million at March 31, 2004. The decline comes as investors were less active in the securities markets during the 2005 period. For the first quarter 2005, Capital Markets revenues were $8.1 million, vs. $9.8 million in the comparable 2004 period, and Investment Banking revenues were $9.9 million, vs. $10.9 million in the comparable 2004 period.

     “During the quarter, Ryan Beck’s financial institutions group announced or completed seven deals, three of which were Merger & Acquisition (M&A) transactions. Ryan Beck ranked third nationally in number of M&A transactions for the first quarter, 2005. (Source: SNL Securities, as of 4/6/05).

     “Consistent with its 2005 business plan, Ryan Beck expanded its Capital Markets Group with the hiring of 21 institutional equity and fixed income trading and sales professionals, along with six equity research professionals. It is anticipated that the new hires will significantly increase Ryan Beck’s ability to service institutional investors, benefit both institutional and retail investors, and will result in research coverage for three new sectors, including Aerospace, Defense and Homeland Security, Healthcare Services, and Real Estate Investment Trusts (REITs). During the quarter, Ryan Beck also continued its active recruiting program for Financial Consultants, with significant additions throughout its system. The Private Client Group also relocated its New Haven, CT office to a larger, more modern facility in Hamden, CT, and upgraded and refurbished its Allentown, Pennsylvania and Shrewsbury, New Jersey offices.

     “Ryan Beck launched a new, proprietary unit investment trust, the ‘Ryan Beck Select Core Equity Portfolio.’ Through an investment in equity securities, the ‘Select Core Equity Portfolio’s objective is to achieve above-average total return through a combination of capital appreciation and dividend income. As of the first quarter 2005, the total assets in the trust amounted to $42 million.

     “Ryan Beck continued its no-nonsense ‘Let’s Get Down to Work’ advertising campaign. Utilizing local cable stations and rail platforms, the campaign’s demographic target market focuses in Northern and Central New Jersey, Long Island, Lower Connecticut, Westchester and Rockland counties, concluded Levan.

Financial Highlights:
First Quarter, 2005 Compared to First Quarter, 2004

BankAtlantic Bancorp — consolidated:

•	Net income of $19.9 million vs. $20.5 million. Excluding an after-tax gain of $14.7 million from a litigation settlement and a $7.6 million after-tax expense resulting from early redemption of debt, net income would have been $19.9 million vs. $13.4 million, an increase of 49%.

•	Earnings per share of $0.31 vs. $0.32. Excluding the effects of the 2004 litigation settlement and debt redemption, diluted earnings per share would have been $0.31 vs. $0.21, an increase of 48%.

•	Return on average tangible equity was 20.20%.

•	Book value per share rose to $7.94.

BankAtlantic:

•	Business segment net income, excluding the $7.6 million after-tax expense of debt redemption in 2004, was $20.9 million vs. $11.4 million, an increase of 83%.

•	Return on average tangible assets was 1.40%.

•	Return on average tangible equity was 18.60%.

•	Tax equivalent net interest margin increased to 3.88% vs. 3.73%

•	Non-interest income was $23.5 million vs. $18.2 million, an increase of 29%.

•	Non-interest expense, excluding the $11.7 million in pre-tax expense associated with debt redemption, grew to $50.3 million vs. $41.8 million, an increase of 20%.

Ryan Beck & Co.:

•	Business segment income decreased to $2.5 million vs. $5.1 million.

•	Return on average tangible equity was 11.87%.

•	Total operating revenues decreased to $57.6 million vs. $65.9 million.

•	Principal transaction revenue was $19.8 million vs. $24.4 million.

•	Investment banking revenue decreased to $11.9 million vs. $12.6 million.

•	Commission income was $20.3 million vs. $25.4 million.

Compliance Matter:

     BankAtlantic previously reported that it had identified deficiencies in BankAtlantic’s compliance with the USA PATRIOT Act, anti-money laundering laws and the Bank Secrecy Act and that it has been cooperating with regulators and other federal agencies concerning these deficiencies. BankAtlantic has provided and is continuing to provide information to the government pursuant to a number of subpoenas relating to, among other things, numerous customers and transactions and the Bank’s policies and procedures. BankAtlantic Bancorp cannot predict whether or to what extent civil or criminal regulatory action or monetary or other penalties will be pursued against the Bank or the Company by regulators or other federal agencies.

     Recently, Riggs Bank, N.A. announced that it had consented to a $25 million civil money penalty paid to the Department of the Treasury, assessed concurrently by the Financial Crimes Enforcement Network (FinCEN”) and the Office of the Comptroller of the Currency, for willful, systemic violation of the anti-money laundering program and suspicious activity and currency transaction requirements of the Bank Secrecy Act. Riggs Bank, N.A. also announced that it has resolved an investigation into its Bank Secrecy Act compliance by pleading guilty to a count of failing to file timely and/or accurate Suspicious Activity Reports, paid a $16 million fine and agreed to a five-year period of corporate probation. Riggs National Corporation, the holding company for Riggs Bank, N.A., also consented to the issuance of a Cease and Desist Order relating to future compliance and board oversight, which, among other things, prohibits the declaration or payment of dividends on its stock or distributions of interest, principal or other sums with respect to debentures issued in connection with its trust preferred securities, or redeem or repurchase any of its stock without regulatory approval.

     Further, AmSouth Corporation (“AmSouth”) and AmSouth Bank disclosed that they entered into a deferred prosecution agreement with the U.S. Attorney relating to deficiencies in the bank’s reporting of suspicious activities under the Bank Secrecy Act. AmSouth also announced that it entered into a Cease and Desist Order with the Federal Reserve and the Alabama Department of Banking and an order with FinCEN relating to deficiencies in AmSouth’s compliance with the Bank Secrecy Act. AmSouth announced that under the deferred prosecution agreement, it agreed to make a payment of $40 million to the United States and, in connection with the Federal Reserve and FinCEN orders, was assessed a $10 million civil money penalty. AmSouth also disclosed that in connection with the Cease and Desist Order, the Federal Reserve indicated it would restrict AmSouth’s expansion activities until such time as the Federal Reserve believes the company is in substantial compliance with the requirements of the order. AmSouth further disclosed that the Cease and Desist Order requires specific actions, including steps to comply with the Bank Secrecy Act.

     Other financial institutions have also been required to enter into regulatory agreements and to pay fines and assessments with respect to their activities. BankAtlantic Bancorp and BankAtlantic may be the subject of similar civil and criminal regulatory proceedings and actions and may be required to pay fines or penalties which may be similar to, greater than or less than those imposed on other institutions.

- — - — - — - — - -

BankAtlantic Bancorp will host an investor and media teleconference call and webcast on Wednesday, April 20, 2005, at 11:00 a.m. (Eastern Time).

Teleconference Call Information:

     To access the teleconference call in the U.S. and Canada, the toll free number to call is 1-800-968-8156. International calls may be placed to 706-634-5752. Domestic and international callers may reference PIN number 5456453.

     A replay of the conference call will be available beginning two hours after the call’s completion through 5:00 p.m. Eastern Time, Friday, May 20, 2005. To access the replay option in the U.S. and Canada, the toll free number to call is 1-800-642-1687. International calls for the replay may be placed at 706-645-9291. The replay digital PIN number for both domestic and international calls is 5456453.

Webcast Information:

     Alternatively, individuals may listen to the live and/or archived webcast of the teleconference call. To listen to the webcast, visit www.BankAtlanticBancorp.com, access the “Investor Relations” section and click on the “Webcast” navigation link. The archive of the teleconference call will be available through 5:00 p.m. Eastern Time, Friday, May 20, 2005.

     BankAtlantic Bancorp’s first quarter, 2005 earnings results press release and financial summary, as well as the Supplemental Financials (a detailed summary of significant financial events and extensive business segment financial data), are available on its website at: www.BankAtlanticBancorp.com.

•	To view the press release and financial summary, access the “Investor Relations” section and click on the “Quarterly Financials” navigation link.

•	To view the Supplemental Financials, access the “Investor Relations” section and click on the “Supplemental Financials” navigation link.

     Additional copies of BankAtlantic Bancorp’s first quarter, 2005 earnings results press release and financial summary, and the Supplemental Financials will also be made available upon request via fax, email, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.

About BankAtlantic Bancorp:

BankAtlantic Bancorp (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic and Ryan Beck & Co. Through these subsidiaries, BankAtlantic Bancorp provides a full line of products and services encompassing consumer and commercial banking, brokerage and investment banking.

About BankAtlantic:

BankAtlantic, “Florida’s Most Convenient Bank” is one of the largest financial institutions headquartered in Florida and provides a comprehensive offering of banking services and products via its broad network of community stores throughout Florida and its online banking division - BankAtlantic.com. BankAtlantic has 75 stores and operates more than 200 conveniently located ATMs. BankAtlantic is open 7 days a week and offers holiday hours, extended weekday hours, including several stores open until midnight, Totally Free Online Banking & Bill Pay, 24/7 Customer Service Center, Totally Free Change Exchange coin counters and free retail and business checking with a free gift.

About Ryan Beck & Co.:

     Founded in 1946, Ryan Beck & Co., Inc. provides financial advice and innovative solutions to individuals, institutions and corporate clients through the activities of approximately 1,100 employees in 39 offices located in 14 states. For individual investors, the firm’s Private Client Group provides a full range of financial services, including investment consulting, retirement plans, insurance and investment advisory services. Institutional clients benefit from the market making, underwriting and distribution activities of the firm’s experienced Capital Markets Group, which encompasses equity and fixed income trading and institutional sales as well as research. Through its Investment Banking Groups, Ryan Beck raises capital and provides financial advisory services to financial institutions, middle market companies and municipalities.

For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
www.RyanBeck.com

* To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.

BankAtlantic Bancorp Contact Info:
Investor Relations & Corporate Communications:
Donna Rouzeau, Assistant Vice President
Email: CorpComm@BankAtlanticBancorp.com
Investor Relations:
Leo Hinkley, Senior Vice President
Email: InvestorRelations@BankAtlanticBancorp.com

Phone: (954) 760-5317, Fax: (954) 760-5415
Mailing Address: BankAtlantic Bancorp, Investor Relations, 1750 East Sunrise Blvd., Fort
Lauderdale, FL 33304

BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Public Relations:

Hattie Hess, Vice President, Public Relations
Telephone: (954) 760-5383, Fax: (954) 760-5388, Email: hhess@BankAtlantic.com
Public Relations for BankAtlantic:
Boardroom Communications
Caren Berg
Phone: (954) 370-8999, Fax: (954) 370-8892, Email: caren@boardroompr.com

# # #

Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services; credit risks and loan losses, and the related sufficiency of the allowance for loan losses; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on BankAtlantic’s net interest margin; adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on our activities and the value of our assets; BankAtlantic’s seven-day banking initiative and other growth initiatives not being successful or producing results which do not justify their costs; the impact of periodic testing of goodwill and other intangible assets for impairment; achieving the benefits of the prepayment of the Federal Home Loan Bank advances; as well as the costs related to the correction of compliance deficiencies associated with the USA Patriot Act, anti-money laundering laws and the Bank Secrecy Act, and whether or to what extent monetary fines, restrictions on operations or other penalties relating to these compliance deficiencies will be imposed on the Company or the Bank by regulators or other federal agencies. Further, this press release contains forward-looking statements with respect to Ryan Beck & Co., which are subject to a number of risks and uncertainties including but not limited to the risks and uncertainties associated with its operations, products and services, changes in economic or regulatory policies, its ability to recruit and retain financial consultants, the volatility of the stock market and fixed income markets, as well as its revenue mix, the success of new lines of business and additional risks and uncertainties that are subject to change and may be outside of Ryan Beck’s control. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.

BankAtlantic Bancorp, Inc. and Subsidiaries
Summary of Selected Financial Data (unaudited)

			For The Three Months Ended
			3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
Earnings (in thousands):
Net income (GAAP basis)			$19,878	17,293	14,691	18,260	20,524
Operating net income	(note 1)		$19,878	17,293	14,691	18,260	13,371

Average Common Shares Outstanding (in thousands):
Basic			60,072	59,827	59,687	59,344	59,257
Diluted			63,207	63,156	63,110	62,808	63,193

Key Performance Ratios (GAAP basis):
Basic earnings per share			$0.33	0.29	0.25	0.31	0.35
Diluted earnings per share *			$0.31	0.27	0.23	0.29	0.32
Return on average tangible assets	(note 2)	%	1.27	1.19	1.09	1.48	1.75
Return on average tangible equity	(note 2)	%	20.20	18.34	16.18	21.18	24.97

Key Performance Ratios (Operating basis):
Basic earnings per share			$0.33	0.29	0.25	0.31	0.23
Diluted earnings per share *			$0.31	0.27	0.23	0.29	0.21
Return on average tangible assets	(note 2)	%	1.27	1.19	1.09	1.48	1.14
Return on average tangible equity	(note 2)	%	20.20	18.34	16.18	21.18	16.27

* Diluted earnings per share calculation deducts (in thousands):
Subsidiaries stock options, if dilutive			$(120)	(51)	(152)	(273)	(192)

Average Balance Sheet Data (in millions):
Assets			$6,355	5,877	5,478	5,023	4,792
Tangible assets	(note 2)		$6,268	5,790	5,390	4,935	4,703
Loans			$4,668	4,359	4,032	3,777	3,731
Investments			$1,242	1,076	1,018	819	668
Deposits and escrows			$3,557	3,371	3,283	3,205	3,065
Stockholders’ equity			$480	468	452	436	423
Tangible stockholders’ equity	(note 2)		$394	377	363	345	329

Notes:

(1)	Operating net income is defined as GAAP net income adjusted for revenue from a litigation settlement and costs associated with debt redemptions, net of tax.

(2)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles. Average tangible equity is defined as average total stockholders’ equity less average goodwill, core deposit intangibles and other comprehensive income.

**	Operating net income is not prepared in accordance with GAAP and this non-GAAP financial measure should not be construed as being superior to GAAP.

1

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (unaudited)

(In thousands, except share data)	3/31/2005	12/31/2004	3/31/2004
ASSETS
Cash and due from banks	$119,915	118,967	114,849
Short term investments	16,832	16,093	1,953
Securities available for sale (at fair value)	762,573	747,160	358,665
Securities owned (at fair value)	142,294	125,443	122,114
Investment securities and tax certificates (approximate fair value: $298,950, $306,963 and $139,075)	302,498	307,438	139,075
Loans receivable, net of allowance for loan losses of $43,042, $46,010 and $45,383	4,637,232	4,599,048	3,674,173
Federal Home Loan Bank stock, at cost which approximates fair value	80,600	78,619	30,340
Accrued interest receivable	38,864	35,982	26,781
Real estate held for development and sale	24,799	27,692	24,239
Investments and advances in unconsolidated subsidiaries	7,910	7,910	7,910
Office properties and equipment, net	132,438	129,790	96,628
Deferred tax asset, net	22,971	20,269	17,751
Goodwill	76,674	76,674	76,674
Core deposit intangible asset	9,597	10,270	11,546
Due from clearing agent	1,120	16,619	—
Other assets	42,034	38,803	47,785

Total assets	$6,418,351	6,356,777	4,750,483

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits
Demand	$960,063	890,398	748,402
NOW	676,945	658,137	567,498
Savings	296,485	270,001	233,832
Money market	913,434	875,422	870,447
Certificates of deposit	796,928	763,244	723,256

Total deposits	3,643,855	3,457,202	3,143,435
Advances from FHLB	1,524,881	1,544,497	591,466
Securities sold under agreements to repurchase	217,463	296,643	118,465
Federal funds purchased	75,000	105,000	25,000
Subordinated debentures, notes and bonds payable	35,878	37,741	37,109
Junior subordinated debentures	263,266	263,266	263,266
Securities sold but not yet purchased	60,276	39,462	34,250
Due to clearing agent	—	—	18,328
Other liabilities	116,751	143,701	89,587

Total liabilities	5,937,370	5,887,512	4,320,906

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized; none issued and outstanding	—	—	—
Class A common stock, $.01 par value, authorized 80,000,000 shares; issued and outstanding 55,665,968, 55,214,225 and 54,331,830 shares	556	552	543
Class B common stock, $.01 par value, authorized 45,000,000 shares; issued and outstanding 4,876,124, 4,876,124 and 4,876,124 shares	49	49	49
Additional paid-in capital	260,207	259,702	255,915
Unearned compensation — restricted stock grants	(957)	(1,001)	(1,134)
Retained earnings	228,714	210,955	166,882

Total stockholders’ equity before accumulated other comprehensive income	488,569	470,257	422,255
Accumulated other comprehensive income (loss)	(7,588)	(992)	7,322

Total stockholders’ equity	480,981	469,265	429,577

Total liabilities and stockholders’ equity	$6,418,351	6,356,777	4,750,483

2

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	For The Three Months Ended
(in thousands)	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
INTEREST INCOME:
Interest and fees on loans	$66,355	60,088	52,661	48,034	48,936
Interest on securities available for sale	5,295	4,905	4,974	4,584	3,620
Interest on tax exempt securities	3,225	2,076	1,329	610	33
Interest and dividends on investments and securities owned	7,311	7,377	7,409	6,879	7,040

Total interest income	82,186	74,446	66,373	60,107	59,629

INTEREST EXPENSE:
Interest on deposits	8,295	7,534	7,060	6,788	6,973
Interest on advances from FHLB	13,674	11,458	9,364	7,769	9,098
Interest on short-term borrowed funds	2,099	1,356	953	632	250
Interest on long-term debt	5,672	5,112	5,034	4,912	4,827
Capitalized interest on real estate developments	(452)	(390)	(355)	(346)	(307)

Total interest expense	29,288	25,070	22,056	19,755	20,841

NET INTEREST INCOME	52,898	49,376	44,317	40,352	38,788
Provision (recovery) for loan losses	(3,916)	(4,004)	1,717	(1,963)	(859)

NET INTEREST INCOME AFTER PROVISION	56,814	53,380	42,600	42,315	39,647

NON-INTEREST INCOME:
Service charges on deposits	12,989	13,637	13,493	13,028	11,277
Other service charges and fees	5,238	6,733	5,819	6,431	4,637
Broker/dealer revenue	51,999	51,787	51,792	61,925	62,445
Securities activities, net	102	3,653	2	3	72
Litigation settlement	—	—	—	—	22,840
Gain on sales of loans	110	152	86	116	129
Income from real estate operations	2,241	517	900	683	305
Income from unconsolidated subsidiaries	131	126	123	118	118
Other	5,860	3,300	2,959	3,041	2,542

Total non-interest income	78,670	79,905	75,174	85,345	104,365

NON-INTEREST EXPENSES:
Employee compensation and benefits	65,795	65,354	58,992	63,538	67,180
Occupancy and equipment	13,237	14,753	11,782	11,236	10,375
Advertising and promotion	6,298	5,955	4,757	5,630	4,694
Professional fees	3,126	6,398	4,356	2,610	2,737
Communications	3,205	3,301	3,182	2,916	3,128
Floor broker and clearing fees	2,368	2,452	2,143	2,438	2,802
Cost associated with debt redemption	—	—	—	—	11,741
Other	10,756	9,307	9,405	9,534	9,357

Total non-interest expenses	104,785	107,520	94,617	97,902	112,014

Income before income taxes	30,699	25,765	23,157	29,758	31,998
Provision for income taxes	10,821	8,472	8,466	11,498	11,474

GAAP net income	$19,878	17,293	14,691	18,260	20,524

Reconciliation of Operating and GAAP Net Income
GAAP net income	$19,878	17,293	14,691	18,260	20,524
Costs associated with debt redemption	—	—	—	—	7,632
Litigation settlement	—	—	—	—	(14,785)

Operating net income (note 1)	$19,878	17,293	14,691	18,260	13,371

3

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Average Balance Sheet (unaudited)

	For the three months ended
(in thousands except percentages and per share data)	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
Loans:
Residential real estate	$2,085,473	1,812,018	1,583,353	1,386,482	1,326,061
Commercial real estate	1,764,927	1,743,952	1,670,928	1,650,763	1,701,012
Consumer	487,746	467,716	438,205	403,824	374,222
Lease financing	6,242	8,219	9,738	11,526	13,642
Commercial business	128,372	136,391	142,022	142,686	141,955
Small business	195,733	190,849	187,536	182,171	173,890

Total Loans	4,668,493	4,359,145	4,031,782	3,777,452	3,730,782
Investments — taxable	877,003	823,903	845,286	745,854	664,907
Investments — tax exempt	364,824	251,699	172,328	72,958	3,362

Total interest earning assets	5,910,320	5,434,747	5,049,396	4,596,264	4,399,051
Goodwill and core deposit intangibles	86,791	87,164	87,591	88,034	88,448
Other non-interest earning assets	358,024	354,815	340,979	338,507	304,254

Total assets	$6,355,135	5,876,726	5,477,966	5,022,805	4,791,753

Tangible assets (note 2)	$6,268,344	5,789,562	5,390,375	4,934,771	4,703,305

Deposits:
Demand deposits	$912,897	845,797	791,639	754,975	664,410
Savings	281,512	262,549	250,286	242,506	220,005
NOW	664,313	622,308	590,787	586,259	543,619
Money markt	921,382	903,602	931,596	912,065	866,767
Certificates of deposit	777,353	736,704	718,826	709,523	769,949

Total deposits	3,557,457	3,370,960	3,283,134	3,205,328	3,064,750
Short-term borrowed funds	352,911	266,840	283,011	269,423	128,130
FHLB advances	1,536,434	1,339,051	1,036,651	696,661	760,973
Long-term debt	300,551	299,741	299,596	299,931	299,878

Total borrowings	2,189,896	1,905,632	1,619,258	1,266,015	1,188,981
Other liabilities	128,233	132,047	123,750	115,610	114,540

Total liabilities	5,875,586	5,408,639	5,026,142	4,586,953	4,368,271

Stockholders’ equity	479,549	468,087	451,824	435,852	423,482

Total liabilities and stockholders’ equity	$6,355,135	5,876,726	5,477,966	5,022,805	4,791,753

Other comprehensive income (loss) in stockholders’ equity	$(949)	3,656	1,065	2,986	6,320

Tangible stockholders’ equity (note 2)	$393,707	377,267	363,168	344,832	328,714

Period End
Total loans, net	$4,637,232	4,599,048	4,176,571	3,899,099	3,674,173
Total assets	6,418,351	6,356,777	5,678,612	5,428,378	4,750,483
Total stockholders’ equity	480,981	469,265	459,489	440,334	429,577
Common shares outstanding	60,542,092	60,090,349	59,874,084	59,779,407	59,207,954
Cash dividends	2,118,973	2,103,164	2,095,600	1,972,775	1,953,863
Common stock cash dividends per share	0.035	0.035	0.035	0.033	0.033
Closing stock price	17.40	19.90	18.32	18.45	16.96
High stock price for the quarter	20.00	20.08	19.25	18.53	19.00
Low stock price for the quarter	17.02	16.06	17.40	14.37	13.70
Book value per share	7.94	7.81	7.67	7.37	7.26

4

Bank Operations Business Segment
Condensed Statements of Operations (Unaudited)

	For the Three Months Ended
(In thousands)	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
Net interest income	$54,345	50,339	45,380	41,344	39,795
Provision (recovery) for loan losses	(3,916)	(4,004)	1,717	(1,963)	(859)

Net Interest income after provision for loan losses	58,261	54,343	43,663	43,307	40,654

Non-interest income
Service charges on deposits	12,989	13,637	13,493	13,028	11,277
Other service charges and fees	5,238	6,733	5,819	6,431	4,637
Securities gains (losses)	7	40	—	—	(3)
Gain on sales of loans	110	152	86	116	129
Income from real estate operations	2,241	517	900	683	305
Other non-interest income	2,956	1,924	2,034	1,911	1,875

Total non-interest income	23,541	23,003	22,332	22,169	18,220

Non-interest expense
Employee compensation and benefits	26,398	25,136	23,128	22,498	22,392
Occupancy and equipment	9,117	9,658	8,100	7,809	7,146
Advertising	5,168	5,087	3,301	4,161	3,463
Professional fees	1,666	4,366	3,312	807	1,258
Cost associated with debt redemption	—	—	—	—	11,741
Other	7,915	7,417	7,689	7,658	7,495

Total non-interest expense	50,264	51,664	45,530	42,933	53,495

Income from bank operations business segment before income taxes	31,538	25,682	20,465	22,543	5,379
Provision for income taxes	10,677	8,870	6,866	8,134	1,659

Net income from bank operations business segment	$20,861	16,812	13,599	14,409	3,720

Reconciliation of Operating and business segment net income
Business segment income	$20,861	16,812	13,599	14,409	3,720
Cost associated with debt redemption	—	—	—	—	7,632

Operating net income	$20,861	16,812	13,599	14,409	11,352

5

Bank Operations Business Segment
Condensed Statements of Condition and Statistics (Unaudited)

	For the Three Months Ended
(in thousands except percentages
and per share data)	3/31/2005		12/31/2004	9/30/2004	6/30/2004	3/31/2004
Statistics:
Average earning assets		$5,696,192	5,225,840	4,843,628	4,422,181	4,220,559
Average interest bearing liabilities		$4,575,247	4,172,665	3,851,388	3,483,903	3,347,890
Average tangible assets		$5,979,211	5,492,505	5,090,496	4,673,936	4,460,627
Average tangible equity		$448,667	435,787	425,437	409,215	410,062
Tax equivalent:
Yield on earning assets	%	5.64	5.50	5.25	5.16	5.34
Cost of interest-bearing liabilities	%	2.19	1.99	1.85	1.82	2.02
Interest spread	%	3.45	3.51	3.40	3.34	3.32
Net interest margin	%	3.88	3.91	3.78	3.73	3.73
GAAP:
Efficiency ratio	%	64.54	70.44	67.24	67.60	92.21
Return on average tangible assets	%	1.40	1.22	1.07	1.23	0.33
Return on average tangible equity	%	18.60	15.43	12.79	14.08	3.63
Operating (1):
Efficiency ratio	%	64.54	70.44	67.24	67.60	71.97
Return on average tangible assets	%	1.40	1.22	1.07	1.23	1.02
Return on average tangible equity	%	18.60	15.43	12.79	14.08	11.07

     (1) Ratios have been adjusted to exclude costs associated with debt redemptions.

Condensed Statements of Financial Condition (Unaudited)

	As of
(In thousands)	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
ASSETS
Loans receivable	$4,616,846	4,554,952	4,132,133	3,852,549	3,621,787
Held to maturity securities	376,298	378,912	215,420	236,400	167,615
Available for sale securities	695,154	700,642	648,043	639,581	338,639
Goodwill	70,489	70,489	70,489	70,489	70,489
Core deposit intangible asset	9,597	10,270	10,695	11,121	11,546
Other assets	335,215	329,723	308,894	312,583	284,703

Total assets	$6,103,599	6,044,988	5,385,674	5,122,723	4,494,779

LIABILITIES AND STOCKHOLDER’S EQUITY
Deposits
Demand	$960,152	890,919	782,677	787,945	748,533
NOW	676,945	658,137	590,051	584,658	567,498
Savings	296,485	270,001	252,408	251,218	233,832

Total low cost deposits	1,933,582	1,819,057	1,625,136	1,623,821	1,549,863
Money market	913,434	875,422	893,315	906,865	870,447
Certificate of deposits	796,928	763,244	724,601	719,545	723,256

Total deposits	3,643,944	3,457,723	3,243,052	3,250,231	3,143,566
Advances from Federal Home Loan Bank	1,524,881	1,544,497	1,249,112	883,727	591,466
Short term borrowings	298,816	407,841	293,562	401,459	191,469
Long term debt	35,878	37,641	36,680	36,295	36,582
Other liabilities	73,191	80,410	52,749	55,020	42,243

Total liabilities	5,576,710	5,528,112	4,875,155	4,626,732	4,005,326
Stockholder’s equity	526,889	516,876	510,519	495,991	489,453

Total liabilities and stockholder’s equity	$6,103,599	6,044,988	5,385,674	5,122,723	4,494,779

6

Bank Operations Business Segment
Average Balance Sheet — Yield / Rate Analysis

	For the Three Months Ended
	March 31, 2005				March 31, 2004
(in thousands)	Average	Revenue/		Yield/	Average	Revenue/		Yield/
	Balance	Expense		Rate	Balance	Expense		Rate
Loans:
Residential real estate	$2,085,473	25,509		4.89%	$1,326,061	15,941		4.81%
Commercial real estate	1,759,747	28,323		6.44	1,689,962	23,694		5.61
Consumer	487,746	6,776		5.56	374,222	3,900		4.17
Lease financing	6,242	151		9.68	13,642	382		11.20
Commercial business	94,283	1,640		6.96	98,959	1,500		6.06
Small business	195,733	3,491		7.13	173,891	3,085		7.10

Total loans	4,629,224	65,890		5.69	3,676,737	48,502		5.28
Investments — tax exempt	334,029	4,829	(1)	5.78	3,362	51	(1)	6.04
Investments — taxable	732,939	9,555		5.21	540,460	7,808		5.78

Total interest earning assets	5,696,192	80,274		5.64%	4,220,559	56,361		5.34%

Goodwill and core deposit intangibles	80,375				82,263
Other non-interest earning assets	283,019				240,068

Total Assets	$6,059,586				$4,542,890

Deposits:
Savings	$281,512	189		0.27%	$220,005	144		0.26%
NOW	664,313	602		0.37	543,619	491		0.36
Money market	921,382	2,704		1.19	866,767	1,876		0.87
Certificate of deposit	777,353	4,800		2.50	769,949	4,462		2.33

Total interest bearing deposits	2,644,560	8,295		1.27	2,400,340	6,973		1.17

Short-term borrowed funds	357,047	2,122		2.41	150,735	302		0.81
Advances from FHLB	1,536,434	13,674		3.61	760,973	9,098		4.81
Long-term debt	37,206	600		6.54	35,842	482		5.41

Total interest bearing liabilities	4,575,247	24,691		2.19	3,347,890	16,855		2.02
Demand deposits	913,717				664,796
Non-interest bearing other liabilities	44,216				34,025

Total Liabilities	5,533,180				4,046,711
Stockholder’s equity	526,406				496,179

Total liabilities and stockholder’s equity	$6,059,586				$4,542,890

Net tax equivalent interest income/ net interest spread		$55,583		3.45%		$39,506		3.32%

Tax equivalent adjustment		(1,690)				(18)
Capitalized interest from real estate operations		452				307

Net interest income		54,345				39,795

Margin
Interest income/interest earning assets				5.64%				5.34%
Interest expense/interest earning assets				1.76				1.61

Net interest margin (tax equivalent)				3.88%				3.73%

(1) The tax equivalent basis is computed using a 35% tax rate.

7

Bank Operations Business Segment
Allowance for Loan Loss and Credit Quality

(in thousands)	For the Three Months Ended
	3/31/2005		12/31/2004	9/30/2004	6/30/2004	3/31/2004
Allowance for Loan Losses

Beginning balance		$46,010	48,778	46,737	45,383	45,595

Charge-offs:
Residential real estate		(198)	(76)	(151)	(124)	(231)
Commercial real estate		—	(645)	—	—	—
Commercial business		(286)	(762)	(429)	(80)	(344)
Consumer		(106)	(71)	(174)	(285)	(248)
Small business		(128)	(233)	(144)	(35)	(44)
Other		—	—	—	—	—

Total charge-offs		(718)	(1,787)	(898)	(524)	(867)

Recoveries:
Residential real estate		1	190	53	217	26
Commercial real estate		—	2,000	1	2,050	1
Commercial business		116	259	454	828	559
Consumer		176	266	167	240	338
Small business		185	231	378	429	392
Other		1,188	77	169	77	198

Total recoveries		1,666	3,023	1,222	3,841	1,514

Net recoveries		948	1,236	324	3,317	647

Provision (recovery) for loan losses		(3,916)	(4,004)	1,717	(1,963)	(859)

Ending balance		$43,042	46,010	48,778	46,737	45,383

Annualized net (recoveries) to average loans	%	(0.08)	(0.11)	(0.03)	(0.35)	(0.07)

	As of
	3/31/2005		12/31/2004	9/30/2004	6/30/2004	3/31/2004
Credit Quality
Nonaccrual loans		$6,504	7,903	11,352	12,711	11,724
Nonaccrual tax certificates		417	381	448	586	565
Real estate owned		1,438	692	1,059	1,321	1,667
Other repossessed assets		0	0	0	0	0

Total nonperforming assets		$8,359	8,976	12,859	14,618	13,956

Nonperforming assets to total loans and other assets	%	0.17	0.19	0.30	0.36	0.37
Allowance for loan losses to total loans	%	0.92	1.00	1.17	1.20	1.24

8

Ryan Beck & Co., Inc. Business Segment
Consolidated Statements of Operations and Statistics — Unaudited

	For the Three Months Ended
(in thousands)	3/31/2005		12/31/2004	9/30/2004	6/30/2004	3/31/2004
Revenues
Principal transactions		$19,802	24,925	19,393	21,654	24,443
Investment banking		11,882	3,753	13,835	18,026	12,631
Commissions		20,315	23,109	18,564	22,245	25,371
Interest, dividends and other		5,634	4,114	3,727	3,949	3,416

Total operating revenues		57,633	55,901	55,519	65,874	65,861

Operating expenses
Compensation, benefits		38,437	39,439	35,090	40,297	44,042
Professional fees		1,417	2,044	1,063	1,330	1,045
Communications		3,205	3,301	3,182	2,916	3,128
Occupancy and equipment		4,118	5,095	3,680	3,426	3,228
Floor broker and clearing fees		2,368	2,452	2,143	2,438	2,802
Interest and other		3,522	2,318	3,179	3,292	3,054

Total operating expenses		53,067	54,649	48,337	53,699	57,299

Income from Ryan Beck business segment - before income taxes		4,566	1,252	7,182	12,175	8,562
Provision for income taxes		2,036	11	3,082	5,161	3,434

Net income from Ryan Beck business segment		$2,530	1,241	4,100	7,014	5,128

Statistics:
Average tangible assets		$171,833	178,967	182,226	166,954	160,085
Average tangible equity		85,248	83,242	81,693	76,465	72,484
GAAP return on average tangible assets	%	5.89	2.77	9.00	16.80	12.81
GAAP return on average tangible equity		11.87	5.96	20.08	36.69	28.30
Compensation as a percent of revenues		66.69	70.55	63.20	61.17	66.87
Commissions to total revenues		35.25	41.34	33.44	33.77	38.52
Principal transactions to total revenues		34.36	44.59	34.93	32.87	37.11
Investment banking revenue to total revenues		20.62	6.71	24.92	27.36	19.18

Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
ASSETS
Cash and cash equivalents	$6,312	3,674	4,225	4,000	4,888
Securities	142,294	125,443	111,944	120,953	122,114
Notes receivable — GMS	4,386	6,096	6,438	8,551	10,261
Property and equipment, net	7,020	7,472	7,748	6,762	4,749
Goodwill	6,184	6,184	6,184	6,184	6,184
Due from clearing agent	1,120	16,619	14,478	16,048	—
Other assets	29,426	28,129	24,441	25,809	28,051

Total assets	$196,742	193,617	175,458	188,307	176,247

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Securities sold not yet purchased	$60,276	39,462	31,760	51,321	34,250
Note payable	—	—	—	—	427
Due to clearing agent	—	—	—	—	18,328
Other liabilities	44,246	63,974	54,757	52,145	45,559

Total liabilities	104,522	103,436	86,517	103,466	98,564

Stockholder’s equity	92,220	90,181	88,941	84,841	77,683

Total liabilities and stockholder’s equity	$196,742	193,617	175,458	188,307	176,247

9

Parent Company Business Segment Activities
Condensed Statements of Operations — Unaudited

	For the Three Months Ended
(in thousands)	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
Net interest (expense)	$(3,892)	(3,593)	(3,683)	(3,583)	(3,592)
Income from unconsolidated subsidiaries	131	126	123	118	118
Gains on sales of securities	95	3,613	2	3	75
Litigation settlement	—	—	—	—	22,840
Employee compensation and benefits	(960)	(778)	(774)	(743)	(747)
Cost associated with debt redemption	—	—	—	—	—
Other income (expense)	(779)	(536)	(160)	(755)	(637)

Income (loss) from parent company activities before income taxes	(5,405)	(1,168)	(4,492)	(4,960)	18,057
Provision (Benefit) for income taxes	(1,892)	(409)	(1,483)	(1,797)	6,381

Net income (loss) from parent company business segment	$(3,513)	(759)	(3,009)	(3,163)	11,676

Reconciliation of Operating and business segment income
Business segment net income	$(3,513)	(759)	(3,009)	(3,163)	11,676
Litigation settlement	—	—	—	—	(14,785)

Operating loss	$(3,513)	(759)	(3,009)	(3,163)	(3,109)

Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
ASSETS
Cash	$8,032	9,131	10,643	10,850	48,841
Securities	85,711	64,656	62,324	61,812	21,826
Notes receivable from related parties	16,000	38,000	38,000	38,000	42,125
Investment in subsidiaries	619,111	607,061	599,462	580,834	567,139
Investment in unconsolidated subsidiaries	7,910	7,910	7,912	7,910	7,910
Other assets	15,452	8,918	7,937	7,154	7,821

Total assets	$752,216	735,676	726,278	706,560	695,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$263,266	263,366	263,366	263,366	263,366
Other liabilities	7,969	3,045	3,423	2,860	2,719

Total liabilities	271,235	266,411	266,789	266,226	266,085

Stockholders’ equity	480,981	469,265	459,489	440,334	429,577

Total liabilities and stockholders’ equity	$752,216	735,676	726,278	706,560	695,662

10